EX 23.1






Consent of Independent Accountants


We consent to the incorporation by reference in the registration statements of Chesapeake Corporation on Form S-8 (File Nos. 2-71595, 33-14926, 2-79636, 33-14925, 33-14927, 33-26150, 33-53478,
33-55558, 33-67384, 33-56473, 33-314189 and 333-30763) of our
report dated February 12, 1999 appearing in the Annual Report to Shareholders which is incorporated in this Annual Report on Form 10K. We also consent to the incorporation by reference of our report on the Financial Statement Schedule which is included in this Form 10-K.

We consent to the incorporation by reference in the Registration
Statement on Form S-8 (No. 2-79636) of the Hourly Employees'
Stock Purchase Plan of our report dated March 5, 1999 appearing in Form 11-K (Exhibit 99.1).




                              /s/ PricewaterhouseCoopers LLC
                              ------------------------------
                              PricewaterhouseCoopers LLC


Richmond, Virginia
March 24, 1999
















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